Exhibit 10.29

EXPLANATORY NOTE: “*” INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN

OMITTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 26, 2007, by and between SILICON VALLEY BANK, a California-chartered bank, with a loan production office located at 230 W. Monroe, Suite 720, Chicago, Illinois 60606 (“Bank”) and STEREOTAXIS, INC., a Delaware corporation with its chief executive office located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 30, 2004, evidenced by, among other documents, a certain Loan and Security Agreement dated as of April 30, 2004, between Borrower and Bank, as amended by a First Loan Modification Agreement dated as of November 3, 2004, between Borrower and Bank, as amended by a Second Loan Modification Agreement dated as of November 8, 2005, between Borrower and Bank, and as amended by a Third Loan Modification Agreement dated as of March 12, 2007, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.	DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 2.1.1(a):

“(a) Availability. Bank shall make Advances not exceeding (i) the lesser of (A) the Revolving Line or (B) the Borrowing Base minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the aggregate outstanding Advances hereunder (including any Cash Management Services). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.”

and inserting in lieu thereof:

“(a) Availability. Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.”

2.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 2.1.2(a):

“(a) Bank shall issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the lesser of the Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of any Advances (including any Cash Management Services), minus (iii) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit), plus an amount equal to any Letter of Credit Reserves. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Three Million Five Hundred Thousand Dollars ($3,500,000.00). Each Letter of Credit shall have an expiry date no later than 180 days after the Revolving Maturity Date provided Borrower’s Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank on and after (i) the Maturity Date of the Revolving Line if the Maturity Date of the Revolving Line is not extended by Bank, or (ii) the occurrence of an Event of Default hereunder. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard Application and Letter of Credit Agreement. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.”

and inserting in lieu thereof:

“(a) Bank shall issue or have issued Letters of Credit for Borrower’s account not exceeding the Availability Amount. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Eight Million Dollars ($8,000,000.00). Each Letter of Credit shall have an expiry date no later than 180 days after the Revolving Maturity Date provided Borrower’s Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank on and after (i) the Maturity Date of the Revolving Line if the Maturity Date of the Revolving Line is not extended by Bank, or (ii) the occurrence of an Event of Default hereunder. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard Application and Letter of Credit Agreement. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.”

3.	The Loan Agreement shall be amended by deleting the following appearing as Section 2.1.3 thereof:

“2.1.3 Foreign Exchange Sublimit. If there is availability under the Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”). Bank shall subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit, which sublimit is a maximum of Eight Million Dollars ($8,000,000.00) (the “FX Reserve”). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.”

and inserting in lieu thereof:

“2.1.3 Foreign Exchange Sublimit. As part of the Revolving Line, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX

Forward Contract”) on a specified date (the “Settlement Date”). FX Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract in a maximum aggregate amount equal to $800,000.00 (the “FX Reserve”), inclusive of Credit Extension relating to Sections 2.1.2 and 2.1.4. The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve and the aggregate amount of FX Forward Contracts may not exceed Eight Million Dollars ($8,000,000.00), inclusive of Credit Extensions relating to Sections 2.1.2 and 2.1.4. The amount otherwise available for Credit Extensions under the Revolving Line shall be reduced by an amount equal to ten percent (10%) of each outstanding FX Forward Contract. Any amounts needed to fully reimburse Bank will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.”

4.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 2.2 thereof:

“2.2 Overadvances. If Borrower’s Obligations under Section 2.1.1, 2.1.2, 2.1.3., and 2.1.4 exceed the lesser of either (i) the Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay in cash to Bank the excess.

and inserting in lieu thereof the following:

“2.2 Overadvances. If, at any time, the Credit Extensions under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (i) the Revolving Line or (ii) the aggregate of (A) the Borrowing Base, plus (B) the Permitted Overadvances, Borrower shall immediately pay to Bank in cash such excess.”

5.	The Loan Agreement shall be amended by deleting the following appearing as Section 6.7 entitled “Financial Covenants” in its entirety:

“6.7 Financial Covenants. Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:

(a) Adjusted Quick Ratio. To be tested as of the last day of each month, beginning with the month ending January 31, 2007, an Adjusted Quick Ratio of at least 1.25 to 1.0.

(b) Net Loss/Net Income. To be tested for any such period with respect to which Borrower is unable to provide Bank with satisfactory evidence that Borrower’s Adjusted Quick Ratio is equal to or greater than 1.75 to 1.0), Borrower’s (1) Net Losses shall not exceed: (A) $* for *, (B) $* for*, (C) $* for *, (D) $* for *, (E) $*for *, (F) $*for * (G) $* for *, and (2) Net Income shall be at least $* for *, and as of the last day * thereafter.”

and inserting in lieu thereof the following:

“6.7 Financial Covenants. Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:

(a) Adjusted Quick Ratio. To be tested as of the last day of each month: (i) beginning with the month ending January 31, 2007, and as of the last day of each month thereafter, through and including November 30, 2007, and (ii) beginning with the month ending January 31, 2008, and as of the last day of each month thereafter, an Adjusted Quick Ratio of at least 1.25 to 1.0.

(b) Net Loss/Net Income. To be tested for any such period with respect to which Borrower is unable to provide Bank with satisfactory evidence that Borrower’s Adjusted Quick Ratio is equal to or greater than 1.75 to 1.0), Borrower’s (1) Net Losses shall not exceed: (A) $* for *, (B) $* for *, (C) $* for *, (D) $* for * (E) $* for * (F) $* for *, and (2) Net Income shall be at least $* for * and as of the last day of * thereafter.”

6.	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Revolving Line” is an Advance or Advances of up to Twenty-Five Million Dollars ($25,000,000.00).”

and inserting in lieu thereof the following:

““Revolving Line” is an Advance or Advances in an aggregate amount of up to Twenty- Five Million Dollars ($25,000,000.00) (including Permitted Overadvances) outstanding at any time.”

7.	The Loan Agreement shall be amended by inserting the following definitions to appear alphabetically in Section 13.1 thereof:

““Availability Amount” is:

(a) prior to January 31, 2008, (i) the lesser of (A) the Revolving Line or (B) the aggregate of (1) the Borrower Base, plus (2) the Permitted Overadvance, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (iii) the FX Reserve, and minus (iv) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).

(b) on and after February 1, 2008, the lesser of (i) the Revolving Line or (ii) the Borrowing Base minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (c) the FX Reserve, and minus (d) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).

“Permitted Overadvances” is a Advance or Advances under the Revolving Line from the Fourth Loan Modification Date until January 31, 2008, in amount not to exceed Seven Million Five Hundred Thousand Dollars ($7,500,000.00) outstanding at any time.

“Fourth Loan Modification Date” is December 26, 2007.”

“Settlement Date” is defined in Section 2.1.3.”

8.	The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Borrowing Base Certificate attached as Exhibit A hereto.

4. FEES. Borrower shall pay to Bank a modification fee equal to Three Thousand Five Hundred Dollars ($3,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of April 30, 2004, between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement, shall remain in full force and effect.

6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of April 30, 2004, between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

STEREOTAXIS, INC.	SILICON VALLEY BANK

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

BORROWING BASE CERTIFICATE

Borrower:	Stereotaxis, Inc.
Lender:	Silicon Valley Bank
Commitment Amount: $25,000,000.00

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of	$
2.	Additions (please explain on reverse)	$
3.	TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 120 days due	$
5.	Siemens accounts over 180 days due and are 60 day past due
6.	Balance of 50% over 120 day accounts (except Siemens accounts over 180 days due and are 60 day past due)	$
7.	Credit balances over 90 days	$
8.	Concentration Limits (in excess of $2,000,000.00 for individual account debtors, except Siemens in excess of $3,000,000.00)	$
9.	Foreign Accounts
10.	Governmental Accounts	$
11.	Contra Accounts	$
12.	Promotion or Demo Accounts	$
13.	Intercompany/Employee Accounts	$
14.	Other (please explain on reverse)	$
15.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
16.	Eligible Accounts (#3 minus #15)	$
17.	LOAN VALUE OF ACCOUNTS ( 80% of #16)	$

ELIGIBLE FOREIGN ACCOUNTS
18.	Eligible Foreign Accounts	$
19.	LOAN VALUE OF ELIGIBLE FOREIGN ACCOUNTS (80% of #18, which shall be reduced to 40% of #18, if AQR <1.75: 1.0)	$

INVENTORY
20.	Inventory Value as of	$
21.	LOAN VALUE OF INVENTORY (lesser of 40% of #20 or 50% of #17 plus #19)	$

BALANCES
22.	Maximum Loan Amount	$
23.	Total Funds Available (Lesser of #22 or (#17 plus #19 and #21)	$
24.	Present balance owing on Line of Credit	$
25.	Outstanding under Sublimits (L/C, FX Contract, Cash Mgt. )	$
26.	Permitted Overadances	$
27.	RESERVE POSITION (#23 minus #24 and #25, plus #26)	$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

BANK USE ONLY
Received by:
COMMENTS:			AUTHORIZED SIGNER
By:		Date:
	Authorized Signer	Verified:
AUTHORIZED SIGNER
Date:
		Compliance Status:	Yes No